BY-LAWS
                                    OF
                       MONTGOMERY WARD HOLDING CORP.
                     (formerly BFB ACQUISITION CORP.)

             (as amended and restated as of December 29, 1994)

                             TABLE OF CONTENTS

                                                                       Page

ARTICLE I      Offices . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.     Registered Office. . . . . . . . . . . . . . . . . .  1
     Section 2.     Other Offices. . . . . . . . . . . . . . . . . . . .  1

ARTICLE II          Meetings of Stockholders . . . . . . . . . . . . . .  1
     Section 1.     Place of Meetings. . . . . . . . . . . . . . . . . .  1
     Section 2.     Annual Meeting . . . . . . . . . . . . . . . . . . .  1
     Section 3.     Notice of Annual Meeting . . . . . . . . . . . . . .  1
     Section 4.     List of Stockholders . . . . . . . . . . . . . . . .  1
     Section 5.     Special Meetings of Stockholders . . . . . . . . . .  2
     Section 6.     Procedure at Stockholders' Meetings. . . . . . . . .  2
     Section 7.     Quorum . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 8.     Majority Vote. . . . . . . . . . . . . . . . . . . .  2
     Section 9.     Proxies and Voting of Shares . . . . . . . . . . . .  2
     Section 10.    Consents to Corporate Action . . . . . . . . . . . .  3

ARTICLE III         Directors. . . . . . . . . . . . . . . . . . . . . .  3
     Section 1.     Number, Tenure, Qualifications and Vacancies . . . .  3
     Section 2.     Resignations . . . . . . . . . . . . . . . . . . . .  5
     Section 3.     Removal of Directors . . . . . . . . . . . . . . . .  5
     Section 4.     General Powers . . . . . . . . . . . . . . . . . . .  5
     Section 5.     Place of Meetings. . . . . . . . . . . . . . . . . .  5
     Section 6.     First Meeting of New Board . . . . . . . . . . . . .  5
     Section 7.     Regular Meetings . . . . . . . . . . . . . . . . . .  5
     Section 8.     Special Meetings . . . . . . . . . . . . . . . . . .  5
     Section 9.     Quorum . . . . . . . . . . . . . . . . . . . . . . .  5
     Section 10.    Certain Supermajority Requirements . . . . . . . . .  6
     Section 11.    Informal Action by Directors . . . . . . . . . . . .  9
     Section 12.    Telephone Meetings . . . . . . . . . . . . . . . . .  9
     Section 13.    Designation of Committees of Directors . . . . . . . 10
     Section 14.    Absence of a Committee Member. . . . . . . . . . . . 10
     Section 15.    Powers of Committees . . . . . . . . . . . . . . . . 10
     Section 16.    Record of Proceedings. . . . . . . . . . . . . . . . 10
     Section 17.    In General . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV          Notices to Stockholders and Directors. . . . . . . . 10
     Section 1.     Notice . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.     Waiver of Notice . . . . . . . . . . . . . . . . . . 11

ARTICLE V      Officers. . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 1.     Number and Title . . . . . . . . . . . . . . . . . . 11
     Section 2.     Election and Qualification . . . . . . . . . . . . . 11
     Section 3.     Appointment of Additional Officers . . . . . . . . . 11
     Section 4.     Compensation . . . . . . . . . . . . . . . . . . . . 11
     Section 5.     Term of Office, Removal and Vacancies. . . . . . . . 11
     Section 6.     Resignations . . . . . . . . . . . . . . . . . . . . 11
     Section 7.     The Chairman of the Board. . . . . . . . . . . . . . 12
     Section 8.     The Vice Chairman of the Board . . . . . . . . . . . 12
     Section 9.     President. . . . . . . . . . . . . . . . . . . . . . 12
     Section 10.    The Vice Presidents. . . . . . . . . . . . . . . . . 12
     Section 11.    The Secretary. . . . . . . . . . . . . . . . . . . . 12
     Section 12.    Assistant Secretaries. . . . . . . . . . . . . . . . 13
     Section 13.    The Treasurer. . . . . . . . . . . . . . . . . . . . 13
     Section 14.    Bond . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 15.    Assistant Treasurers . . . . . . . . . . . . . . . . 13

ARTICLE VI          Stock and Stockholders . . . . . . . . . . . . . . . 13
     Section 1.     Certificate of Stock . . . . . . . . . . . . . . . . 13
     Section 2.     Classes and Series . . . . . . . . . . . . . . . . . 13
     Section 3.     Signatures . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.     Lost Certificates. . . . . . . . . . . . . . . . . . 14
     Section 5.     Transfers of Stock . . . . . . . . . . . . . . . . . 14
     Section 6.     Fixing Record Date . . . . . . . . . . . . . . . . . 14
     Section 7.     Registered Stockholders. . . . . . . . . . . . . . . 15

ARTICLE VII    Indemnification . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VIII   General Provisions. . . . . . . . . . . . . . . . . . . . 15
     Section 1.     Dividends. . . . . . . . . . . . . . . . . . . . . . 15
     Section 2.     Checks . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 3.     Fiscal Year. . . . . . . . . . . . . . . . . . . . . 15
     Section 4.     Seal . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 5.     Certain Definitions. . . . . . . . . . . . . . . . . 15

ARTICLE IX          Amendments . . . . . . . . . . . . . . . . . . . . . 21

                                 ARTICLE I

                                  Offices

          Section 1. Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

          Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         Meetings of Stockholders

          Section 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors; at least ten (10) days' notice shall be given to the stockholders of the place so fixed or, in the event of the failure of the board of directors to fix such place, at the principal executive office of the corporation. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as may be fixed from time to time by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the third Thursday in May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect by a plurality vote, subject to the provisions of Section 1 of Article III, persons to the board of directors, and transact such other business as may properly be brought before the meeting. The meeting may be adjourned from time to time and place to place until its business is completed. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

          Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of meeting.

          Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the Chicago metropolitan area, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5. Special Meetings of Stockholders. Except as otherwise provided in the certificate of incorporation with respect to holders of Preferred Stock (as defined in Article VIII) and except as otherwise provided in
Section 1 of Article III of these by-laws, special meetings of stockholders of the corporation for any purpose or purposes, may be called only by the chairman of the board, the vice chairman of the board, the president, the board of directors pursuant to a resolution approved by a majority of the board of directors, or at the written request of the holders of not less than a majority of the stock entitled to vote thereat.

          Section 6. Procedure at Stockholders' Meetings. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer. The board of directors may appoint two or more inspectors of election to serve at every meeting of the stockholders at which directors are to be elected. In the absence of such appointment by the board of directors, the presiding officer may appoint one or more inspectors of election to serve at any such meeting.

          Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by these by-laws,by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any meeting held for the purpose of electing directors at which the holders of a class of stock shall have the right, voting as a class, to elect one or more directors, the presence, in person or by proxy, of the holders of a majority of such class of stock then outstanding shall be required to constitute a quorum of such stock for such election. At any such meeting or adjournment thereof, the absence of the quorum of such class of stock shall not prevent the election of directors other than the director or directors which the holders of such stock are entitled to elect,and the absence of a quorum for the election of such other directors shall not prevent the election of the directors which the holders of such class of stock are entitled to elect, and in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock which lacks a quorum shall have the power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement to the meeting until a quorum shall be present. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 8. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, these by-laws or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9. Proxies and Voting of Shares. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Unless a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

          Section 10. Consents to Corporate Action. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                ARTICLE III

                                 Directors

          Section 1. Number, Tenure, Qualifications and Vacancies. Subject to the provisions of the certificate of incorporation, the number of directors which shall constitute the total number of directors shall be as specified in this Section 1 and shall change in accordance with the procedures specified in this Section 1. Whenever in these by-laws the vote, consent or waiver of two-thirds (2/3) of the members of the board of directors is required, the number of directors required shall be determined without regard to any vacancies on the board of directors.

          (a) Number of Directors. Except as otherwise provided in the other paragraphs of this Section 1, the total number of directors which shall be elected by the stockholders shall be eleven (11), of which six
     (6) shall be designated by the Designator (as defined in Article VIII) and five (5) shall be designated by GE Capital (as defined in Article VIII).

          (b) Change in Control Upon 50% GE Capital Common Stock Ownership Change. At such time, if any, as GE Capital and GE Capital Affiliates (as defined in Article VIII) shall cease to own, in the aggregate, more than fifty percent (50%) of the Shares (as defined in Article VIII) which GE Capital and GE Capital Affiliates have purchased on or about the date as of which the Stockholders' Agreement (as defined in Article VIII) was executed and delivered, the number of directors which the Designator shall have the right to designate shall be increased by one (1) and the number of directors which GE Capital shall have the right to designate shall be reduced by one (1). The Designator shall designate the director to be elected, and GE shall designate the director to be removed and shall effect such removal.

          (c)  Election of Directors After Substantial Reduction of GE
     Capital Class B Common Stock Ownership. Upon the happening of the events provided for in Section B.2(b) of ARTICLE FOURTH of the certificate of incorporation, the total number of directors shall be automatically changed to nine (9) (not including the Preferred Stock Director (as defined in paragraph (e) of this Section 1), if any, referred to in paragraph (e) of this Section 1) and the holders of the Class A Common Stock (as defined in Article VIII) then outstanding, voting as a class, shall be entitled to elect seven (7) of such directors, and the holders of the Class B Common Stock (as defined in Article VIII) then outstanding, voting as a class, shall be entitled to elect two (2) of such directors; provided, however, that so long as the conditions specified in such Section B.2(b) with respect to the Account Purchase Agreement (as defined in Section 10(t) of Article III) and the ownership of Class B Common Stock by GE Capital or any GE Capital Affiliate remain in effect, GE Capital shall have the right to elect one (1) of the two (2) directors which the holders of the Class B Common Stock shall be entitled to elect and all holders of Class B Common Stock then outstanding in the aggregate shall be entitled to elect the other one (1) of the two (2) directors which the holders of Class B Common Stock shall be entitled to elect.

          (d) Meetings of Stockholders. Upon the happening of any of the events described in paragraphs (b) or (c) of this Section 1, in the event the board of directors shall fail to fill any vacancies resulting from the application of said paragraphs, or in the event a party shall fail to remove a director who that party was obligated to remove under the provisions of the applicable paragraph, the corporation shall call a special meeting of the stockholders at the expense of the corporation, for the propose of electing a new slate of directors, in accordance with the appropriate designations and class voting rights, as the case may be, and the term of office of the existing directors shall terminate upon the election of their successors. If the corporation fails to so call such a special meeting, any party who is then entitled to designate directors shall have the right to call such a meeting at the expense of the corporation.

          (e) Preferred Stock Director. Anything elsewhere in these by-laws to the contrary notwithstanding, upon the happening, and during the continuation of the events described in Section A.6(b) of Article FOURTH of the certificate of incorporation, the holders of the Senior Preferred Stock (as defined in Article VIII), voting as a class, shall have the right to elect one (1) director (the "Preferred Stock Director") whereupon the total number of directors shall be automatically increased in order to provide one (1) vacancy to be filled by electing the Preferred Stock Director at a special meeting of stockholders called for that purpose. Upon the happening of the events described in such Section A.6(b) which cause the termination of the term of office of any then Preferred Stock Director, as provided in such Section A.6(b), the total number of directors shall be automatically decreased by one (1) so as to eliminate the vacancy created by the termination of the term of the Preferred Stock Director, whereupon the total number of directors shall be and remain as provided by the other provisions of this Section 1 without regard to this paragraph (e), subject to the revesting of voting rights in the shares of Senior Preferred Stock in the event of the recurrence of the events described in such Section A.6(b).

          (f) Designation of Replacements. At any time in which a party has the right to designate a director pursuant to this Article III, if a director who has been so designated shall cease to serve as such (other than by reason of his removal as provided in this Article III), the party who designated that director shall have the right to designate his replacement. At any time in which no party has the right to designate directors pursuant to this Article III, vacancies shall be filled in the manner provided in the Delaware GCL (as defined in Article VIII).

          Section 2. Resignations. Any director may resign at any time by giving written notice to the board of directors, the chairman of the board, the vice chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3. Removal of Directors. At all times when any party or the holders of any class of stock have the right to designate any director(s) or to elect, as a class,any director(s), only such party or class, as the case may be, who had the right to designate director(s) or to elect director(s) shall have the right to remove such director(s), which removals may be effected with or without cause at any special or annual meeting of stockholders or by written consent in lieu of a meeting. At all other times, the right of the stockholders to remove any director shall be as provided in the applicable provisions of the Delaware GCL.

          Section 4. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                    Meetings of the Board of Directors

          Section 5. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or with-out the State to Delaware.

          Section 6. First Meeting of New Board. The first meeting of the board of directors after each election of new directors thereto shall be held at such time and place as shall be specified in a notice given as provided in these by-laws for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

          Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 8. Special Meetings. Special meetings of the board of directors may be called by the president. Upon the request in writing of two (2) or more directors, the president or any other officer of the corporation shall call a special meeting of the board of directors, notice of which shall be given to each director at his usual place of business, or at such other address as shall have been furnished by him for such purpose. Such notice shall be given at least forty-eight (48) hours before the meeting by telephone or by being personally delivered, mailed or telegraphed, provided, that, if mailed, notice shall be deemed effective upon receipt. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

          Section 9. Quorum. At all meetings of the board of directors, a majority of the board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 10. Certain Supermajority Requirements. The affirmative vote of not less than two-thirds (2/3) of the members of the board of directors of the corporation (but, in the case of paragraph (t) of this Section 10, instead of the aforesaid two-thirds (2/3) requirement, the affirmative vote of a majority of the directors designated by the Designator or, at any time in which class voting is in effect as provided in the certificate of incorporation, by a majority of the directors elected by the holders of Shares of Class A Common Stock) shall be required in order for the corporation to take, or permit any member of the Ward Group (as defined in Article VIII) to take, any of the following actions:

     (a) a merger, consolidation or other business combination (other than among members of the Ward Group and other than as part of an acquisition of assets permitted pursuant to paragraph (m) of this Section (10));

     (b) any of the following sales (other than intercompany sales within the Ward Group, sales solely of inventory in the ordinary course of business, and sale and leaseback transactions in the ordinary course of business or, to the extent out of the ordinary course of business,consistent with the past practices of the Ward Group):

          (i) any sale of assets of the Ward Group (including assets consisting of shares of stock of a subsidiary of the corporation) where the gross proceeds of sale (exclusive of assumption of liabilities) are in an amount equal to the greater of (A) fifty million dollars ($50,000,000) or (B) twenty percent (20%) of the consolidated common stockholders' equity of the corporation as of the time of the sale; or

          (ii) any sale of assets of the Ward Group (including assets consisting of shares of stock of a subsidiary of the corporation) to the extent the gross proceeds of sale (exclusive of assumption of liabilities), when added to the gross proceeds of all other sales of assets of the Ward Group (exclusive of assumption of liabilities) occurring during that fiscal year, exceed an amount equal to the greater of (A) one hundred million dollars ($100,000,000) or (B) thirty percent (30%) of the consolidated common stockholders' equity of the corporation as of the time of the sale; provided, however, that notwithstanding the foregoing limitation, any single sale of assets for gross proceeds not exceeding one million dollars ($1,000,000) (exclusive of assumption of liabilities) shall be excluded from the foregoing computation;

     (c) amendments to the certificate of incorporation or by-laws of the corporation (other than amendments to the by-laws permitted pursuant to Section
8.2 of the Stockholders' Agreement);

     (d) payment of dividends on Shares (other than intercompany dividends among members of the Ward Group);

     (e) redemptions of Shares, other than pursuant to the provisions of the Stockholders' Agreement or the Employee Stock Option Plan (as defined in Article
VIII);

     (f) public or private offerings of debt or equity securities of any member of the Ward Group, other than (i) to other members of the Ward Group,(ii) pursuant to the Employee Stock Option Plan, or (iii) pursuant to Section 3.14 of the Stockholders' Agreement, Section 6.1 of the Stockholders' Agreement with respect to the offering of Shares in Demand Registrations (as defined in the Stockholders' Agreement) on behalf of those Persons (as defined in Article VIII) exercising their demand registration rights thereunder or Section 6.2 of the Stockholders' Agreement with respect to the offering of Shares in Piggyback Registrations (as defined in the Stockholders' Agreement) on behalf of those Persons exercising their piggyback registration rights thereunder;

     (g) guarantees of any indebtedness in excess of five million dollars ($5,000,000) for borrowed money of any Person other than a member of the Ward Group;

     (h)  setting of annual financial goals and targets;

     (i) the making of, or the entry into a binding commitment to make, any capital expenditures which would cause the amount expended (or committed to be expended) by the Ward Group for capital expenditures during a fiscal year to exceed the capital expenditure budget to be contained in the annual financial goals and targets of the Ward Group for such year by more than ten percent (10%) of the budgeted amount;

     (j) borrowings by any member of the Ward Group which would cause the aggregate consolidated indebtedness of the corporation for money borrowed to exceed an amount equal to twenty-five million dollars ($25,000,000), plus five percent (5%) of the amount of the consolidated common stockholders' equity of the corporation measured at the time of such borrowings, but in determining both the amount of such borrowings and the necessity for approval of two-thirds (2/3) of the members of the board of directors, the following borrowings shall be excluded:

          (i) borrowings made in connection with the acquisition, pursuant to the Purchase Agreement (as defined in Article VIII) of Ward, and under the term loan, revolving credit, tax standby letter of credit, "Tax Loan" and commercial letter of credit facilities established in connection with such acquisition, borrowings pursuant to the Subordinated Loan Agreement dated June 23, 1988, between Ward and GE Capital, borrowings of any member of the Ward Group existing at the time of such acquisition, and borrowings made under any whole or partial refunding or replacement thereof without increasing the principal amount thereof, other than increases for closing costs (including, without limitation, prepayment penalties) incurred in connection with such refunding or replacement;

          (ii) purchase money financing incurred in accordance with the annual financial goals and targets of the Ward Group, and purchase money financing in connection with the issuance of notes pursuant to Sections
     3.8 and 3.9 of the Stockholders' Agreement or Sections 3.6 and 3.7 of the Terms and Conditions (as defined in Article VIII); it being understood that purchase money financing shall include financing, refinancing or funding of the acquisition price of real property (or any interest therein) or other fixed assets acquired hereafter by a member of the Ward Group, regardless of whether said financing, refinancing or funding is done at the time of, or subsequent to, the acquisition of any such real property (or interest therein) or other fixed assets;

          (iii)     intentionally omitted;

          (iv) borrowings made for the purpose of redeeming any of the Preferred Stock; or

          (v) borrowings made pursuant to Section 4.4 of the Stockholders' Agreement;

     (k) increases in compensation and/or fringe, welfare or pension benefits for any member of the executive committee of the Ward Group, other than in accordance with the practices and guidelines of the Ward Group in effect from time to time (it being understood that any material change from the current practices and guidelines shall require the affirmative vote of two-thirds (2/3) of the members of the board of directors), but in no event beyond the increases being given for comparable executives in comparable retail businesses,determined from published survey data and guidelines;

     (l)  adoption of a plan of liquidation of the corporation;

     (m) acquisition of assets (other than purchases of inventory and capital expenditures) which would cause the amount expended (or committed to be ex-pended) by the Ward Group for the acquisition of such assets during a fiscal year to exceed the budget for acquisitions of such assets to be contained in the annual financial goals and targets of the Ward Group for such year by more than ten percent (10%) of the budgeted amount;

     (n) entry into any transaction (exclusive of compensation and fringe, welfare and pension benefit arrangements with affiliates who are officers, directors or employees of the Ward Group for services rendered by them to the Ward Group) with an affiliate, as that term is defined in the Securities Act of 1933, as amended from time to time, other than affiliates constituting members of the Ward Group;

     (o) seeking of a consent or waiver from a lender to a member of the Ward Group whose loan to the member of the Ward Group has a then outstanding princi-pal balance in excess of thirty million dollars ($30,000,000), in any case in which consent or waiver is required for the entry into a transaction by the Ward Group and which, in the absence of such consent or waiver, would constitute a default or an event of default under the documents evidencing or pertaining to the loan made by the lender, other than any consent or waiver required in connection with:

          (i)  the making of any borrowing permitted pursuant to paragraph
     (j)(ii), (iii), (iv) or (v);

          (ii) any mandatory prepayment obligation arising from the sale or financing of any real property (or interests therein) or other fixed assets;

          (iii) any prepayment occurring by reason of a Change of Control (as defined in one or more of the loan documents evidencing the loans referred to in paragraph (j)(i) made in connection with the acquisition of Ward by the corporation); or

          (iv) the incurring of any liens (other than for money borrowed);

provided, however, that approval of two-thirds (2/3) of the members of the board of directors for the seeking of such consent or waiver shall not be required if the transaction for which such consent or waiver is being sought (x) is specifically permitted pursuant to any of the other paragraphs of this Section 10 without the approval of two-thirds (2/3) of the members of the board of directors, or (y) has been authorized by two-thirds (2/3) of the members of the board of directors pursuant to any of said other paragraphs;

     (p) authorizing a Transfer (as defined in Article VIII) of Shares pursuant to Section 2.2(a) of the Stockholders' Agreement in a case where the transferee is not a Management Shareholder (as defined in Article VIII), a Permitted Transferee (as defined in Article VIII), or a present or prospective employee of the Ward Group;

     (q) a waiver of the prohibitions on Transfers of Shares contained in Sections 2.3(a) and (c) of the Stockholders' Agreement, as applied to Brennan (as defined in Article VIII); provided, however, that by action of a simple majority of the members of the board of directors, the references in those para-graphs of the third anniversary may be amended to constitute references to the second anniversary;

     (r)  a waiver of the prohibitions on Transfers of Shares contained in
Section 2.3(e) of the Stockholders' Agreement;

     (s) any determination, pursuant to Section 4.3 of the Stockholders' Agreement, of a Cash Payments Limitation (as therein defined) other than that expressly set forth in that section;

     (t)  without limiting the generality of any other provision of this
Section 10, any of the following actions with respect to that certain Account Purchase Agreement (the "Account Purchase Agreement") referred to in the Stockholders' Agreement:

          (i)  termination thereof by agreement of the parties thereto;

          (ii) the exercise of a unilateral right of termination and the exercise of all other rights, options and elections granted thereunder to Ward;

          (iii)     the giving of waivers and consents with respect thereto;
     and/or

          (iv) any amendment thereto; or

     (u) the termination for Cause (as defined in the Stockholders' Agreement) of Brennan's employment with any member of the Ward Group.

          Section 11. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 12. Telephone Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws,members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                          Committees of Directors

          Section 13. Designation of Committees of Directors. The board of directors may, by resolution passed by a majority of the board of directors, designate one or more committees,each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          Section 14. Absence of a Committee Member. In the absence or disqualification of any member of a committee or committees or in the event that any such member is unable or refuses to act, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such member.

           Section 15. Powers of Committees. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the manage-ment of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall (i) take any of the actions specified in
Section 10 of this Article III which require the affirmative vote of not less than two-thirds (2/3) of the total number of directors of the board of directors of the corporation, or (ii) take any action or do anything in the exercise of any power or authority in excess of that permitted to be taken by a committee of directors under any applicable provisions of the Delaware GCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          Section 16. Record of Proceedings. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.


                         Compensation of Directors

          Section 17. In General. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                ARTICLE IV

                   Notices to Stockholders and Directors

          Section 1. Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, telegraph or confirmed facsimile, addressed to such director or stockholder, at such address as appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, telegraphed or received through a telecopy or telex machine, as the case may be. Notice to directors may also be given as provided in Section 8 of Article III.

          Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorpora-tion or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE V

                                 Officers

          Section 1. Number and Title. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a vice chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

          Section 2. Election and Qualification. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. No officer need be a member of the board of directors. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.

          Section 3. Appointment of Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

          Section 4. Compensation. The salaries and other compensation of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 5. Term of Office, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify or until their deaths, resignations or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the members of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

          Section 6. Resignations. Any officer may resign at any time by giving written notice to the board of directors, the chairman of the board, the vice chairman of the board, the president, or the secretary of the corporation. Such resignation shall take effect at the time specified in the written notice; and, unless the resignation is tendered only to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make the resignation effective.

          Section 7. The Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and shall have the general direction of the affairs of the corporation, except as otherwise prescribed by the board of directors; shall preside at all meetings of the shareholders, of the board of directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary; may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation; may execute contracts in the name of the corporation; appoint and discharge agents and employees of the corporation, and shall be ex-officio a member of all committees.

          Section 8. The Vice Chairman of the Board. The vice chairman of the board shall assume such duties as the board of directors or the chairman of the board may assign from time to time. The vice chairman of the board shall report to the chairman of the board. In the event that the chairman of the board is one of the following: absent or has allowed the office of chairman to be vacated, or is unable or refuses to act, the vice chairman of the board shall perform all duties and functions of the chairman of the board. He may sign, with the secretary or any other proper officer thereunto duly authorized, certificates for shares of the corporation; may execute contracts in the name of the corpora-tion; appoint and discharge agents and employees of the corporation; and shall be ex-officio a member of all committees.

          Section 9. President. The president shall be the chief operating officer of the corporation, and as such shall direct the operations of the corporation, subject to the control and direction of the board of directors and the chairman of the board. The president shall assume such other duties as the chairman of the board, the vice chairman of the board or the board of directors may assign from time to time. The president shall report to the chairman of the board or the vice chairman of the board. In the event that each of the chairman of the board and the vice chairman of the board is one of the following: absent or has allowed his office to be vacated, or is unable or refuses to act, the president shall perform all duties and functions of the chairman of the board and the vice chairman of the board. He may sign, with the secretary or any other proper officer thereunto duly authorized, certificates for shares of the corporation; may execute contracts in the name of the corporation; appoint and discharge agents and employees of the corporation; and in general shall perform all duties incident to the office of president.

          Section 10. The Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall in the event that the president is absent,or has allowed the office of president to be vacated, or is unable or refuses to act, perform the duties of the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          Section 11. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; shall perform such other duties as may be prescribed by the board of directors, the chairman of the board or the president,under whose supervision the secretary shall be; and shall keep in safe custody the corporate seal of the corporation and when authorized by the board of directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by the signature of the secretary or by the signature of any assistant secretary.

          Section 12. Assistant Secretaries. The assistant secretaries in the order of their seniority shall,in the event that the secretary is absent, or has allowed the office of secretary to be vacated, or is unable or unwilling to act, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

           Section 13. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements.

          Section 14. Bond. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed as required from time to time) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the death, resignation, retirement or removal from office of the treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

          Section 15. Assistant Treasurers. The assistant treasurers, in the order of their seniority, unless otherwise determined by the board of directors shall in the event the treasurer is absent, or has allowed the office of treasurer to be vacated, or is unable or refuses to act, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                ARTICLE VI

                          Stock and Stockholders

          Section 1. Certificate of Stock. Every record holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chairman of the board, or the vice chairman of the board,or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and registered in such stockholder's name, certifying the number of shares owned by such holder in the corporation.

          Section 2. Classes and Series. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, assignations, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corpora-tion will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 3. Signatures. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any of or all the signatures on the certificate of the officers of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 4. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity (or otherwise require the indemnification) against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto,cancel the old certificate and record the transaction upon its books.

          Section 6. Fixing Record Date. Except as otherwise provided in the Delaware GCL or the certificate of incorporation, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or other distribution or the date for the allotment of rights,or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof,or entitled to receive payment of any such dividend, or other distribution or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stock-holders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or other distribution, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

          Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                ARTICLE VII

                              Indemnification

           The directors, officers, employees and agents of the corporation and certain of their respective heirs, successors and personal representatives shall be indemnified as provided in the certificate of incorporation.


                               ARTICLE VIII

                            General Provisions

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation and to Section 10 of Article III, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

          Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the corporation shall end on the Saturday closest to December 31st in each year.

          Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 5. Certain Definitions. As used in these by-laws, the following terms shall have the following meanings:

     (a)  "Brennan" means Bernard F. Brennan.

     (b) "Common Stock," "Class A Common Stock," and "Class B Common Stock" shall all have the meanings specified in the certificate of incorporation.

     (c) "Delaware GCL" means the General Corporation Law of the State of Delaware, as the same shall be amended and in effect from time to time.

     (d) "Designated Management Optionees" means those Management Shareholders, or any member or members of their respective Families (as herein defined), who are designated in writing by the Designator (as herein defined), with concurrent notice to the corporation, as having the right to exercise a specifically designated option to purchase a specifically designated number of Shares pursuant to Article II or III of the Stockholders' Agreement. The options so designated may not, in the aggregate, exceed the number of Shares which, at the time of the designation, are subject to purchase pursuant to Article II or Article III of the Stockholders' Agreement, but in making such designation, the Designator may designate alternate Designated Management Optionees who shall have options to purchase Shares if the Persons designated as primary Designated Management Optionees do not exercise the designated options. The Designator may designate a member of the Committee (as herein defined), or a member of the Family of a member of the Committee, as a Designated Management Optionee only as provided elsewhere in the Stockholders' Agreement. Each designation of a Designated Management Optionee shall be made in writing and delivered by the Designator to the Designated Management Optionee and the corporation. By written notice delivered to a Designated Management Optionee, with concurrent notice to the Company, the Designator may change or revoke the designation of any Management Shareholder (or member of his Family, as the case may be) as a Designated Management Optionee and/or the designation of the number of Shares to be purchased, at any time prior to exercise of the designated option for any reason or for no reason. In the event one or more Designated Management Optionees are granted an option to purchase Shares pursuant to Article III of the Stockholders' Agreement, and the Shares as to which such option is exercisable are not Vested Shares (as defined in the Stockholders' Agreement) in the hands of the Management Shareholder (or his Permitted Transferees) whose Shares are subject to purchase or sale under Article III of the Stockholders' Agreement, the Designator may, as part of the designation of the identity of the Designated Management Optionee(s), designate that all or any portion of such Shares shall be Vested Shares in the hands of the Designated Management Optionee(s)

     (e) "Designator" means the person or the committee of three Management Shareholders, as set forth below and as the case may be, which has, among other powers, the power to designate the Designated Management Optionees. Prior to the occurrence of an Event (as defined below) for all purposes other than designating (and in connection with the designation of) Designated Management Optionees, the Designator shall be Brennan. At all times for purposes of designating (and in connection with the designation of) Designated Management Optionees, and from and after the occurrence of an Event for all purposes (including, without limitation, designating (and in connection with the designation of) Designated Management Optionees), the Designator shall be such committee of three Management Shareholders (the "Committee").

          The Committee shall, except as provided below, be comprised of Brennan, Edwin G. Pohlmann ("Pohlmann") and Myron Lieberman ("Lieberman"). Prior to the occurrence of an Event, if any member of the Committee shall resign from the Committee or cease to be a Qualified Management Shareholder (as defined below), then such person shall cease to be a member of the Committee and the remaining members of the Committee shall as soon as practicable appoint a Qualified Management Shareholder as a member of the Committee and thereby fill the vacancy on the Committee so created. From and after the occurrence of an Event, the Committee shall be comprised of Pohlmann, Spencer H. Heine ("Heine") and Lieberman (each of Pohlmann, Heine and Lieberman being a "Continuing Member" and collectively being the "Continuing Members") so long as each is a Qualified Management Shareholder; provided, however, that at any time from and after the occurrence of an Event (i) if one, but only one, Continuing Member has resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the two remaining Continuing Members who have not resigned from the Committee and are Qualified Management Shareholders and the Largest Management Shareholder (as defined below) (but the Second Largest Management Shareholder (as defined below) if the Largest Management Shareholder is one of such remaining Continuing Members, but the Third Largest Management Shareholder (as defined below) if both the Largest Management Shareholder and the Second Largest Management Shareholder are such remaining Continuing Members), (ii) if each of two, but only two, of the Continuing Members has either resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the remaining Continuing Member who has not resigned from the Committee and is a Qualified Management Shareholder, the Largest Management Shareholder and the Second Largest Management Shareholder (but the Second Largest Management Shareholder and the Third Largest Management Shareholder if the Largest Management Shareholder is such Continuing Member, but the Largest Management Shareholder and the Third Largest Management Shareholder if the Second Largest Management Shareholder is such Continuing Member), and
     (iii) if each of the Continuing Members has either resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the Largest Management Shareholder, the Second Largest Management Shareholder and the Third Largest Management Shareholder.

          In all cases, the Committee shall act by the vote of a majority of its members; provided, however, that neither a member of the Committee nor a member of his Family may be designated as a Designated Management Optionee except upon the affirmative vote of all other members of the Committee.

          A "Qualified Management Shareholder" is each of Brennan and
     Lieberman and any other person who is a Management Shareholder and employed by a member of the Ward Group. A person (including each of Brennan and Lieberman) shall cease to be a Qualified Management Shareholder if (i) he ceases to be a Management Shareholder, (ii) he dies,
     (iii) he is adjudicated incompetent, (iv) in the case of Lieberman, he ceases to be a director of the corporation or (v) in the case of any Management Shareholder other than Brennan and Lieberman, no member of the Ward Group employs such Management Shareholder.

          An "Event" means that Brennan has resigned from the Committee or ceased to be a Qualified Management Shareholder.

          The "Largest Management Shareholder" shall be the Management Shareholder (other than Brennan and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares (as herein defined) subject to the Terms and Conditions (as herein defined)) as compared to each other Management Shareholder (other than Brennan and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve as a member of the Committee.

          The "Second Largest Management Shareholder" shall be the Management Shareholder (other than Brennan, the Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares subject to the Terms and Conditions) as compared to each other Management Shareholder (other than Brennan, the Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve on the Committee.

          The "Third Largest Management Shareholder" shall be the Management Shareholder (other than Brennan, the Largest Management Shareholder, the Second Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares subject to the Terms and Conditions) as compared to each other Management Shareholder (other than Brennan, the Largest Management Shareholder, the Second Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve on the Committee.

          For the purposes of the foregoing provisions of this paragraph (e), a Management Shareholder shall be deemed to own all Shares (including Plan Shares subject to the Terms and Conditions) owned by his Permitted Transferees. In the event that two or more persons own the same number of Shares so that each, in the absence of the other (or others, as the case may be) would be the Largest Management Shareholder, the Second Largest Management Shareholder or the Third Largest Management Shareholder (as the case may be), then the remaining member (or members, as the case may be) of the Committee from time to time shall determine which of such person or persons shall be deemed to be the Largest Management Shareholder, the Second Largest Management Shareholder or the Third Largest Management Shareholder, as the case may be, and, in the event that there are no members of the Committee remaining to make such determination or the remaining members of the Committee are unable to make such determination in accordance with the Committee's majority voting requirements as set forth above, then such determination shall be made on the basis of seniority of service with the Ward Group.

     (f) "Employee Stock Option Plan" means a stock option plan for the benefit of the employees, advisors and consultants of the Ward Group and directors of the corporation adopted by the board of directors of the corporation pursuant to which such employees, advisors, consultants and directors may be granted options to purchase Shares of Class A Common Stock.

     (g) "Family" means a spouse or descendent or ancestor of a Management Shareholder, or a spouse of a descendent or ancestor of a Management Shareholder, or a trustee of a trust or a custodian of a custodianship primarily for the benefit of one or more of the foregoing and/or a Management Shareholder.

     (h) "GE Capital" means General Electric Capital Corporation, a New York Corporation.

     (i) "GE Capital Affiliate" means any entity which, at the time of the applicable determination, GE Capital controls, which controls GE Capital, or which is under common control with GE Capital, but does not include the Ward Group or any member thereof. For the purposes of the preceding sentence, "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise. Without limiting the generality of the foregoing, as of the date on which the Stockholders' Agreement was executed and delivered, Kidder, Peabody Group, Inc. was a GE Capital Affiliate.

     (j) "Management Shareholders" or "Management Shareholder" means a Type 1 Management Shareholder (as herein defined) or a Type 2 Management Shareholder (as herein defined), without distinction.

     (k)  "Permitted Transferee" shall mean:

               (i) a Person, other than a Management Shareholder, to whom Shares are Transferred pursuant to and in compliance with the provisions of Section 2.2(b) of the Stockholders' Agreement; and
               (ii) a member of the Family of a Management Shareholder who has either (x) acquired Shares by virtue of having been designated a Designated Management Optionee by the Designator or (y) acquired Shares on or about the date of the Stockholders' Agreement and joined in the Stockholders' Agreement as a Permitted Transferee of said Management Shareholder.

     Each reference herein to a Permitted Transferee of a particular Management Shareholder shall mean (x) a Permitted Transferee owning Shares which that Management Shareholder was the last Management Shareholder to own, and (y) a member of the Family of that Management Shareholder who has acquired Shares in a manner set forth in (ii) above;

     (l) "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, association, corporation, trust, institution, public benefit corporation, entity or government.

     (m) "Plan Shares" means (i) Shares received by the holder thereof pursuant to the Employee Stock Option Plan; and (ii) Shares held by a Permitted Transferee of a Management Shareholder, if such Shares would be Plan Shares pursuant to clause (i) above if held by such Management Shareholder;

     (n) "Preferred Stock" and "Senior Preferred Stock" shall have the meanings specified in the certificate of incorporation.

     (o) "Purchase Agreement" means that certain Stock Purchase Agreement dated as of March 6, 1988, as amended, among the corporation, Mobil Corporation and Marcor Inc.

     (p) "Shares," except as otherwise specifically provided herein, means the shares of Common Stock of the corporation without distinction as to class or series, and shall include certificates of beneficial interest issued by the Voting Trustee (as herein defined), pursuant to a Voting Trust Agreement (as herein defined); provided, however, that (and without implication that a contrary result was intended, but by way of clarification):

          (i) for the purpose of determining the number of Shares eligible to vote or receive distributions, there shall be no duplication as between Shares held by the Voting Trustee, on the one hand, and certificates of beneficial interest issued by the Voting Trustee, on the other hand; and

          (ii) where the right to vote Shares or execute consents is granted or required pursuant to the provisions of the Stockholders' Agreement, except as expressly provided in Section 8.17 of the Stockholders' Agreement, the term "Shares" shall not include certificates of beneficial interest issued by the Voting Trustee under a Voting Trust Agreement;

     and these by-laws shall be interpreted in accordance with the foregoing proviso to the extent the context so requires.
     (q) "Stockholders' Agreement" means that certain Stockholders' Agreement dated as of June 17, 1988 among the corporation, Brennan, GE Capital and the other Persons who are parties thereto, as amended and restated from time to time.

     (r) "Terms and Conditions" mean those certain Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions agreed to by and between the corporation and participants in the Employee Stock Option Plan, as amended and restated from time to time.

     (s) "Transfer" means any transfer, sale, assignment, pledge, encumbrance or other disposition of Shares, or, in the case of the corporation, any issuance or sale of Shares, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

     (t) "Type 1 Management Shareholder" means Brennan, Silas S. Cathcart ("Cathcart"), Lieberman and any other Person who is designated by the Designator as a Type 1 Management Shareholder and who concurrently with the execution and delivery of the Stockholders' Agreement or at any time thereafter, in contemplation of that Person's acquisition of Shares, executes a counterpart of or joins in and agrees to be bound by, the Stockholders' Agreement as a Type 1 Management Shareholder. Other than Brennan, Cathcart and Lieberman, as long as GE Capital and GE Capital Affiliates own, in the aggregate, at least twenty percent (20%) of the Shares which they acquired in June, 1988, no Person shall be designated as a Type 1 Management Shareholder without the prior consent of GE Capital, which consent shall not unreasonably be withheld.

     (u) "Type 2 Management Shareholder" means any person who concurrently with the execution and delivery of the Stockholders' Agreement or at any time thereafter, in contemplation of that Person's acquisition of Shares, executes a counterpart of, or joins in and agrees to be bound by, the Stockholders' Agreement as a Type 2 Management Shareholder. Unless that Person has been designated by the Designator as, or is already, a Type 1 Management Shareholder, Type 2 Management Shareholders shall include all Persons who acquire Options (as defined in the Stockholders' Agreement) or Purchase Rights (as defined in the Stockholders' Agreement) or Shares of Class A Common Stock pursuant to Awards (as defined in the Stockholders' Agreement) or the exercise of Options or Purchase Rights and who join in the Stockholders' Agreement or are required to hold such Shares of Class
     A Common Stock subject to the terms of the Stockholders' Agreement.

     (v) "Voting Trust Agreement" means each of that certain Voting Trust Agreement, dated as of June 21, 1988, among Brennan and the other individuals who are parties thereto (the "1988 Voting Trust Agreement"), that certain Voting Trust Agreement, dated as of October 21, 1994, among Brennan, the corporation and the individuals who are parties thereto (the "1994 Voting Trust Agreement") as well as all agreements adopted hereafter which have substantially similar provisions (without giving effect to time periods) as the 1988 Voting Trust Agreement and as the 1994 Voting Trust Agreement and to which any shares of common stock of the corporation are subject.

     (w) "Voting Trustee" means the Person serving as voting trustee under the applicable Voting Trust Agreement.

     (x) "Ward" means Montgomery Ward & Co., Incorporated, an Illinois corporation.

     (y) "Ward Group" means the corporation and its direct and indirect subsidiaries.


                                ARTICLE IX

                                Amendments

     The board of directors may, by vote of not less than two-thirds (2/3) of the members of the board of directors of the corporation, alter, amend or repeal these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation; provided, however, that from and after the date on which the number of members of the board of directors which GE Capital has the right to designate pursuant to
Section 1 of Article III of these by-laws has been reduced pursuant to the terms and conditions of said Section 1 of Article III, then Section 10 of
Article III of these by-laws may be amended or terminated in whole or in part from time to time upon the affirmative vote or consent of both (x) a majority of the members of the board of directors, and (y) the holders of a majority of the then outstanding shares of Class A Common Stock.



WET04074.DOC